Exhibit 99.1

ScoutCam Appoints Seasoned Hi-Tech Executive Yovav Sameah as Chief Executive Officer

Mr. Sameah’s appointment is the latest in a series of high-profile new appointments to key positions in the Company

OMER, Israel, March 8, 2021 ScoutCam (OTCQB:SCTC), a leading developer and manufacturer of customized micro visual solutions and supplementary technologies, today announced the appointment of Mr. Yovav Sameah as the Company’s new Chief Executive Officer. Mr. Sameah will replace Dr. Yaron Silberman, who will step down to pursue new opportunities.

Mr. Sameah is a senior level executive with extensive hands-on experience in management, business leadership and strategy. He most recently served as CEO of Frontline PCB Solutions, a non-public worldwide leading provider of Pre-Production and Industry 4.0 SW solutions in the PCB industry, presently owned by KLA-Tencor Corp. Prior to Frontline PCB Solutions, he served as Corporate Vice President and Chief Products Officer at Orbotech. Earlier in his career, Mr. Sameah held a wide range of positions from project and product management to senior managerial positions in the electronic components sector as well as the PCB hardware and software components industries.

“I would like to first thank Dr. Yaron Silberman for his significant contribution to the Company over the years. Dr. Silberman played an essential role in laying the groundwork for the Company’s transition from an R&D company to an innovative commercial company,” said Prof. Benad Goldwasser, the Executive Chairman of the Board.

Prof. Goldwasser added, “I’m glad to welcome Mr. Sameah as the Company’s new CEO. Mr. Sameah has vast experience in leading global hi-tech companies and has a proven ability to generate significant worldwide sales. ScoutCam is now ripe to graduate from its status as an R&D phase company, and we will look to Mr. Sameah to apply his talents and navigate us forward as we transition to a fully-commercialized international company with sales and customers across various industries. I am confident that he will become a significant addition to our management team. This appointment follows a series of new appointments to the Company’s leadership as well as to its board of directors. We are excited to benefit from the expansive network and base of knowledge of our newly established team and believe their contribution to the Company will be invaluable.”

About ScoutCam

ScoutCam is a leading provider of customized visual solutions for organizations across a variety of industries in the form of highly resistant micro cameras and supplementary technologies. ScoutCam devices are used across the medical, aerospace, industrial, research and defense industries. For more information please visit: https://www.scoutcam.com

Media Contact

Tanya Yosef

info@scoutcam.com

+972 526 511 122

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on the Company’s expectations, beliefs, assumptions and intentions regarding, among other things, its product-development efforts, business, financial condition, results of operations, strategies or prospects, as of the date of this news release. They are not guarantees of future performance. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. The Company cautions that all forward-looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things, the effective transition of our outgoing chief executive officer in place of our new, incoming chief executive officer; our ability to maximize the economic potential and monetize the technology covered in the press release; the material and positive effect our incoming chief executive officer will have on our business and operations; our ability to effectively transition from an R&D phase company to a profitable, commercialized company; risks and uncertainties relating to our reliance on third-party suppliers; market acceptance of our products by prospect markets and industries; our ability to raise sufficient funding in order to meet our business and financial goals; and certain other factors summarized in our filings with the Securities and Exchange Commission. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.